Exhibit 23.2
Deloitte & Touche LLP
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Ft. Worth, TX 76102-3119
USA

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of BreitBurn Energy Partners L.P. on Form S-4 of our report dated October 31, 2007, relating to the carve out financial statements of Quicksilver Resources Inc. — Northeast Operations (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of ASC 718 Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”) and the preparation of the carve out financial statements from the separate records maintained by Quicksilver Resources Inc.), included in the Current Report on Form 8-K/A of BreitBurn Energy Partners L.P. filed on January 7, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

January 19, 2011
Member of
Deloitte Touche Tohmatsu